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                           ARTHUR ANDERSEN LLP

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 17, 1997, relating to the combined financial statements of The Secret Stations: Indianapolis and Pittsburgh, and all references to our Firm, included in SFX Broadcasting Inc.'s Form 8-K dated January 21, 1997, and to the incorporation by reference of such Form 8-K into previously filed Form S-3 Registration Statement File No. 333-06793, Form S-3 Registration Statement File No. 333-16995 and Form S-3 Registration Statement
No. 333-15469 of SFX Broadcasting, Inc.


                                              /s/ Arthur Andersen LLP

Chicago, Illinois
January 17, 1997